  EXHIBIT 99.1

GEE Group Announces Commitment for New $20 Million Revolving Credit Facility

Jacksonville, Florida, March 26, 2021 / Accesswire / - GEE Group Inc. (NYSE American: JOB) ("GEE" or the "Company"), a provider of professional staffing services and solutions, today announced that it has received and signed a commitment letter for a $20 million asset-based senior secured revolving credit facility (the “CIT Facility”) from CIT, who will also serve as administrative and collateral agent and sole lead arranger. The CIT Facility will be collateralized by 100% of the assets of the Company and its subsidiaries who will act as co-borrowers and guarantors. The CIT Facility will have a term that matures at the earlier of 180 days prior to the maturity date of the existing term loan or any indebtedness that refinances such term loan and the fifth anniversary of the closing date. Once closed, the CIT Facility will replace the Company’s current asset-based lending credit facility (“ABL").

Under the CIT Facility, advances will be subject to a borrowing base formula that will be computed based on 85% of eligible accounts receivable of GEE Group andsubsidiariesin general andas further defined in the loan documents, and subject to certain other criteria, conditions and applicable reserves, including any additional eligibility requirements as determined by the administrative agent. The CIT Facility will be subject to usual and customary covenants and events of default for credit facilities of this type. The interest rate, at GEE Group’s election, will be based on either the Base Rate, as defined, plus the applicable margin; or, the London Interbank Offering Rate (“LIBOR” or any successor thereto) for the applicable interest period, subject to a 1% floor, plus the applicable margin. Based upon the Company’s anticipated amount of borrowings under the CIT Facility, the estimated effective interest rate is expected to be in the range of approximately 4% to approximately 5.25%, based on the three months LIBOR rate as of March 26, 2021. This compares to an approximately 11% interest rate currently paid on the Company’s present ABL. In addition to interest costs on advances outstanding, the CIT Facility provides for an unused line fee ranging from 0.375% to 0.50% depending on the amount of undrawn credit, original issue discount and certain fees for diligence, implementation and administration.

Additional details regarding the CIT Facility, including the commitment letter, summary terms and conditions, interest rate schedule, summary of conditions to closing and fee letter can be found on the Company’s Current Report on Form 8-K, expected to be filed today with the Securities and Exchange Commission. Closing of the CIT Facility is anticipated to occur in the fiscal quarter ending June 30, 2021 and is subject to completion of a satisfactory field examination and due diligence, compliance with the required closing conditions, execution of an acceptable inter-creditor agreement if term debt remains outstanding and finalization of definitive documentation.

Derek Dewan, GEE Group’s Chairman and Chief Executive Officer, stated, "We are very pleased to receive the commitment for a $20 million asset-based senior secured revolving credit facility from CIT which reflects the confidence that they have regarding the strength of our business. With the anticipated completion and implementation of the CIT Facility in the next quarter, we expect that it will provide the Company with the liquidity and working capital necessary to meet its current and future needs in addition to substantially lowering interest expense on asset-based borrowings.”

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental to and continues to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which is exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not worsen and further negatively impact GEE Group. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities  and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing from commercial sources or government programs such as the main street lending facility or other economic relief programs, failure to obtain partial or full forgiveness on payroll protection loans or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government regulations and mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19)  or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.
Kim Thorpe
904.512.7504
invest@genp.com

SOURCE: GEE Group Inc.

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